Exhibit 99.1

News Release

Investor Contact:
Taylor Hudson
+1 603.430.5397
thudson@spragueenergy.com
Sprague Resources LP Reports Second Quarter 2016 Results and Extends Guidance on Distribution Growth Through 2018
Portsmouth, NH (August 5, 2016) – Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the second quarter ended June 30, 2016.
“Sprague's second quarter performance continues to highlight our unique value proposition within the MLP sector. Sprague has continued to grow distributions at a double-digit rate year over year while maintaining high coverage and balance sheet strength,” said David Glendon, President and Chief Executive Officer. “Though Sprague reported a GAAP net loss of $9.7 million during the second quarter, adjusted gross margin increased $8.1 million, adjusted EBITDA grew by $9.9 million, and Sprague generated $11.8 million more distributable cash flow than the second quarter of 2015.”
“Recognizing our strong financial position and demonstrated ability to achieve our growth objectives, we are pleased to announce Sprague's intention to continue our current pace of distribution growth through 2018. We remain steadfast in our belief that consistent distribution growth over time in combination with conservative balance sheet management will ultimately deliver the highest value possible for unitholders,” said Mr. Glendon.
Sprague continues to expect adjusted EBITDA for the full year 2016 to range between $105 and $120 million. Sprague does not provide guidance on expected net income (loss) (the GAAP financial measure most directly comparable to adjusted EBITDA) due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges.
Second Quarter 2016 Highlights

•	Net sales were $477.5 million for the second quarter of 2016, compared to net sales of $661.7 million for the second quarter of 2015.

•
Net loss on a GAAP basis was $9.7 million for the second quarter of 2016, compared to net loss of $2.6 million for the second quarter of 2015. Net loss per fully diluted common unit on a GAAP basis was $0.48 in the second quarter of 2016.

•	Adjusted gross margin was $48.7 million for the second quarter of 2016, compared to adjusted gross margin of $40.6 million for the second quarter of 2015.

•	Adjusted EBITDA was $13.9 million for the second quarter of 2016, compared to adjusted EBITDA of $4.0 million for the second quarter of 2015.

EBITDA, adjusted EBITDA, and adjusted gross margin are not prepared in accordance with United States generally accepted accounting principles (“GAAP”), and are discussed in greater detail below under “Non-GAAP Financial Measures.” Readers should refer to the financial tables provided in this news release for reconciliation to the most comparable GAAP financial measures.
Refined Products

•	Refined Products segment volumes decreased 9% to 263.4 million gallons in the second quarter of 2016, compared to 289.1 million gallons in the second quarter of 2015.

•	Adjusted gross margin in the Refined Products segment decreased $2.2 million, or 9%, to $23.7 million in the second quarter of 2016, compared to $25.9 million in the second quarter of 2015.
“Refined Products volumes were primarily driven lower by reduced heavy fuel oil exports and the expiration of several high volume but low margin residual fuel bid contracts. The reduced volumes, together with a decline in asphalt margins at Kildair, resulted in a lower adjusted gross margin year over year,” said Mr. Glendon. “I'm pleased to announce that we have completed the $5.5 million growth capex project to convert 420,000 barrels of heavy oil tankage at Kildair to distillate service and are now ramping up our marketing activities.”
Natural Gas

•	Natural Gas segment volumes increased 16% to 14.2 Bcf in the second quarter of 2016, compared to 12.2 Bcf in the second quarter of 2015.

•	Natural Gas adjusted gross margin increased to $9.8 million for the second quarter of 2016, compared to $1.3 million for the second quarter of 2015.

“Sprague's Natural Gas business produced robust second quarter results thanks to our Santa Buckley Energy acquisition in the first quarter, narrowing credit spreads on our forward derivative positions and an increase in the value of our forward sales contracts. We are pleased with our team's ability to quickly complete the integration of Santa's customers into our utility pools, and look forward to the future optimization opportunities inherent in the expanded portfolio of assets,” reported Mr. Glendon.
Materials Handling

•	Materials Handling adjusted gross margin increased by $1.4 million or 12%, to $13.1 million for the second quarter 2016, compared to $11.7 million for the second quarter 2015.
“Higher adjusted gross margin in our Materials Handling business was primarily a result of increased heavy oil storage and handling revenues at Kildair, as well as higher dry bulk and asphalt requirements. Timing differences for windmill components and lower salt activity following the warm winter partially offset these gains," said Mr. Glendon.

Quarterly Distribution Increase
On July 27, 2016, the Board of Directors of Sprague’s general partner, Sprague Resources GP LLC, announced its ninth consecutive distribution increase and approved a cash distribution of $0.5475 per unit for the quarter ended June 30, 2016, representing a 2.8% increase over the distribution declared for the quarter ended March 31, 2016 and an increase of 12% over the quarterly distribution of $0.4875 per unit paid in August 2015. The distribution will be paid August 12, 2016 to unitholders of record as of the close of business on August 8, 2016.
Financial Results Conference Call
Management will review Sprague’s second quarter 2016 financial results in a teleconference call for analysts and investors today, August 5, 2016.

Date and Time:	August 5, 2016 at 1:00 PM ET

Dial-in numbers:	(866) 516-2130 (U.S. and Canada)

(678) 509-7612 (International)

Participation Code:	56157194
The conference call may also be accessed live by a webcast available on the "Investor Relations" page of Sprague's website at www.spragueenergy.com and will be archived on the website for one year from the date of webcast. Additionally, this quarterly earnings release and our Non-GAAP Measures Quarterly Supplement are available in the Investor Relations section of Sprague's website referenced above.
About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
Non-GAAP Financial Measures
To supplement the financial information presented in accordance with United States generally accepted accounting principles (“GAAP”), Sprague’s management uses certain non-GAAP financial measurements to evaluate its results of operations which include EBITDA, adjusted EBITDA, adjusted gross margin and distributable cash flow. Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations.
Below please find a description of how Sprague defines EBITDA, adjusted gross margin, adjusted EBIDTA and distributable cash flow. Please see the table titled "Reconciliation of Non-GAAP Measures" for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.
As EBITDA, adjusted EBITDA, adjusted gross margin and distributable cash flow are measures not prepared in accordance with GAAP they should not be considered as alternatives to net income (loss), operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Additionally, Sprague's calculations of non-GAAP measures may not be comparable to similarly titled measures of other businesses because they may be defined differently by other companies.
EBITDA
Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization. EBITDA is used as a supplemental financial measure by external users of Sprague’s financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess:

•	The financial performance of Sprague’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•	Repeatable operating performance that is not distorted by non-recurring items or market volatility; and

•	The viability of acquisitions and capital expenditure projects.
 Adjusted Gross Margin and Adjusted EBITDA
The Partnership trades, purchases, stores and sells energy commodities that experience market value fluctuations. To manage the Partnership’s underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin and adjusted EBITDA, which are non-GAAP financial measures. Adjusted gross margin and adjusted EBITDA are also used by external users of the Partnership’s consolidated financial statements to assess the Partnership’s economic results of operations and its commodity market value reporting to lenders. In determining adjusted gross margin and adjusted EBITDA, the Partnership adjusts its segment results for the impact of unrealized hedging gains and losses with regard to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts. These adjustments align the unrealized hedging gains and losses to the period in which the revenue from the sale of inventory, prepaid fixed forwards and the utilization of transportation contracts relating to those hedges is realized in net income (loss). Adjusted gross margin has no impact on reported volumes or net sales.
Adjusted gross margin and adjusted EBITDA are used as supplemental financial measures by management to describe its operations and economic performance to investors, trade suppliers, research analysts and commercial banks to assess:

•	The economic results of its operations;

•	The market value of its inventory and natural gas transportation contracts for financial reporting to lenders, as well as for borrowing base purposes; and

•	Repeatable operating performance that is not distorted by non-recurring items or market volatility.

Distributable Cash Flow
Sprague defines distributable cash flow as adjusted EBITDA less cash interest expense, cash taxes, and maintenance capital expenditures. Distributable cash flow calculations also reflect the elimination of compensation expense expected to be settled with the issuance of Partnership units, expenses related to business combinations and other adjustments. Distributable cash flow is a significant performance measure used by Sprague and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare the cash generating performance of the Partnership in relation to the cash distributions expected to be paid to its unitholders. Distributable cash flow is also an important financial measure for Sprague’s unitholders since it serves as an indicator of its success in providing a cash return on investment. Additionally, distributable cash flow is utilized as a performance measure in certain of its compensation plans. Distributable cash flow indicates to investors whether or not Sprague can generate performance that can sustain or support an increase in quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.
Forward Looking Statements
This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; changes in supply or demand for our products; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2016, and in our subsequent Form 10-Q filings, as well as Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Sprague’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Sprague’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
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(Financial Tables Below)

Sprague Resources LP
Summary Unaudited Financial Data
Three and Six Months Ended June 30, 2016 and 2015

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	($ in thousands)
Statement of Operations Data:
Net sales	$477,487	$661,743	$1,200,394	$2,260,101
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	441,107	616,059	1,080,727	2,106,432
Operating expenses	16,524	17,641	33,353	36,524
Selling, general and administrative	18,234	18,918	42,364	51,299
Depreciation and amortization	5,641	5,185	10,672	10,177
Total operating costs and expenses	481,506	657,803	1,167,116	2,204,432
Operating (loss) income	(4,019)	3,940	33,278	55,669
Other (expense) income	—	—	(95)	514
Interest income	212	117	339	229
Interest expense	(6,511)	(6,459)	(13,494)	(14,225)
(Loss) income before income taxes	(10,318)	(2,402)	20,028	42,187
Income tax benefit (provision)	573	(148)	48	(798)
Net (loss) income	(9,745)	(2,550)	20,076	41,389
Incentive distributions declared	(381)	(49)	(656)	(49)
Limited partners’ interest in net (loss) income	$(10,126)	$(2,599)	$19,420	$41,340
Net (loss) income per limited partner unit:
Common - basic	$(0.48)	$(0.12)	$0.91	$1.97
Common - diluted	$(0.48)	$(0.12)	$0.89	$1.93
Subordinated - basic and diluted	$(0.48)	$(0.12)	$0.91	$1.97
Units used to compute net (loss) income per limited partner unit:
Common - basic	11,229,805	10,999,848	11,169,860	10,947,890
Common - diluted	11,229,805	10,999,848	11,456,519	11,174,910
Subordinated - basic and diluted	10,071,970	10,071,970	10,071,970	10,071,970

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment
Three and Six Months Ended June 30, 2016 and 2015

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	263,382	289,086	740,754	1,015,518
Natural gas (MMBtus)	14,158	12,218	32,989	32,231
Materials handling (short tons)	615	484	1,252	1,069
Materials handling (gallons)	81,018	49,980	156,408	124,740
Net Sales:
Refined products	$390,725	$578,851	$980,669	$2,010,696
Natural gas	68,769	66,558	184,388	213,237
Materials handling	13,153	11,694	24,544	21,878
Other operations	4,840	4,640	10,793	14,290
Total net sales	$477,487	$661,743	$1,200,394	$2,260,101

Reconciliation of Operating (Loss) Income to Adjusted Gross Margin:
Operating (loss) income	$(4,019)	$3,940	$33,278	$55,669
Operating costs and expenses not allocated to operating segments:
Operating expenses	16,524	17,641	33,353	36,524
Selling, general and administrative	18,234	18,918	42,364	51,299
Depreciation and amortization	5,641	5,185	10,672	10,177
Add: unrealized loss on inventory	8,652	2,143	11,956	5,677
Add: unrealized gain on prepaid forward contracts	(560)	—	(1,041)	—
Add: unrealized loss (gain) on natural gas transportation contracts	4,205	(7,239)	4,549	(4,468)
Total adjusted gross margin:	$48,677	$40,588	$135,131	$154,878
Adjusted Gross Margin by Segment:
Refined products	$23,735	$25,943	$65,377	$92,249
Natural gas	9,839	1,316	40,961	36,133
Materials handling	13,129	11,688	24,521	21,872
Other operations	1,974	1,641	4,272	4,624
Total adjusted gross margin	$48,677	$40,588	$135,131	$154,878

Sprague Resources LP
Reconciliation of Non-GAAP Measures
Three and Six Months Ended June 30, 2016 and 2015

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)
Reconciliation of net (loss) income to EBITDA , Adjusted EBITDA and Distributable Cash Flow:
Net (loss) income	$(9,745)	$(2,550)	$20,076	$41,389
Add/(Deduct):
Interest expense, net	6,299	6,342	13,155	13,996
Tax (benefit) provision	(573)	148	(48)	798
Depreciation and amortization	5,641	5,185	10,672	10,177
EBITDA	$1,622	$9,125	$43,855	$66,360
Add: unrealized loss on inventory	8,652	2,143	11,956	5,677
Add: unrealized gain on prepaid forward contracts	(560)	—	(1,041)	—
Add: unrealized loss (gain) on natural gas transportation contracts	4,205	(7,239)	4,549	(4,468)
Adjusted EBITDA	$13,919	$4,029	$59,319	$67,569
Add/(Deduct):
Cash interest expense, net	(5,282)	(5,460)	(11,211)	(12,208)
Cash taxes	62	142	(545)	(1,186)
Maintenance capital expenditures	(2,107)	(3,233)	(3,736)	(4,994)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	787	63	1,023	4,132
Other	300	360	612	1,163
Distributable cash flow	$7,679	$(4,099)	$45,462	$54,476